UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2016
________________

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)
_______________

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, SD 57108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 9, 2016, Meta Financial Group, Inc. (the “Company”) will appoint Cynthia M. “Cindy” Smith as Executive Vice President (“EVP”) and Chief Operating Officer of the Company. Ms. Smith, 57, currently serves as EVP and Head of Technology and Operations at the Company and will continue to be responsible for operations, product development, and technology and information management.

There are no arrangements among Ms. Smith and any other persons pursuant to which she was appointed to the offices described above, and she does not have any relationships or related party transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Effective September 9, 2016, Ira D. Frericks, who currently serves as EVP and Chief Operating Officer, and reports to Ms. Smith, will resign to pursue other opportunities. In connection with Mr. Frerick’s resignation, the Company and MetaBank expect to enter into a separation agreement with Mr. Frericks.

For additional information regarding the appointment of Ms. Smith and the resignation by Mr. Frericks, please see the Company’s press release, dated September 6, 2016, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release dated September 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial
Officer and Secretary

Dated: September 6, 2016